                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 16, 2005


                              TECHTEAM GLOBAL, INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                0-16284                         38-2774613
------------------------------------            -------------------            ------------------------
    (State or other jurisdiction                    (Commission                     (IRS Employer
         of incorporation)                           File No.)                   Identification No.)



             27335 West 11 Mile Road
               Southfield, Michigan                                                         48034
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(Address of principal executive offices)                                               (Zip Code)


Registrant's telephone number including area code: (248) 357-2866



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          (Former name or former address if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS

                  On May 16, 2005, ChrysCapital II, LLC ("ChrysCapital"), the holder of the Company's Series A Senior Convertible Preferred Stock ("Preferred Stock") converted their remaining 370,000 shares of Preferred Stock into an equal number of shares of Common Stock. As a result, ChrysCapital has converted 689,656 shares of Preferred Stock into 689,656 shares of Common Stock, and no shares of the Preferred Stock remain outstanding. Accordingly, all rights attached to the Preferred Stock, including ChrysCapital's right to elect one director to the Company's Board of Directors, have been extinguished.

                  As of the close of business on May 18, 2005, ChrysCapital has sold 542,247 shares of the Company's Common Stock. As a result of the sale of these shares, ChrysCapital holds less than 2% of the outstanding Common Stock in the Company. Therefore, we are currently working to terminate the Security Control Agreement that was implemented between TechTeam's wholly-owned subsidiary Digital Support Corporation ("DSC") and the Defense Security Service to negate DSC's minority foreign ownership, control or influence for the purposes of the National Industrial Security Program Operating Manual.


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                TECHTEAM GLOBAL, INC.



                                By /s/ Michael A. Sosin
                                   -----------------------------------
                                   Michael A. Sosin
                                   Vice President, General Counsel and Secretary

Date: May 19, 2005